SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) :   June 6, 2003

                           Commission File No. 0-49933


                              Web Views Corporation
             (Exact name of registrant as specified in its charter)





              Nevada                                     95-4886472
--------------------------------------      ------------------------------------
(State  or  other  jurisdiction  of          (IRS Employer  Identification  No.)
incorporation  or  organization)



             601 Union Street, 42nd Floor, Seattle, Washington 98101
-------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                 (206) 652-3280
                     --------------------------------------
                           (Issuer  telephone number)



                                 Former Address
                       ----------------------------------
                               5114 Lakeshore Road
                      Burlington, Ontario  Canada  L7L 1B9

ITEM  1.     CHANGES  IN  CONTROL  OF  THE  REGISTRANT.

     As a result of the acquisition of Cascade Mountain Mining Corp., a Nevada corporation ("Cascade"), the control of the Registrant shifted to the former shareholders of Cascade Mountain Mining Corp. The following individual will exercise control of the Registrant.

     Name                            No. of shares               Percentage
     ----                             -------------              ----------

Wayne  Barrington  Daley               1,028,572                    47.5%

ITEM  2.   ACQUISITION  OF  DISPOSITION  OF  ASSETS.

     On June 6, 2003, the Registrant acquired 100% of the issued and outstanding shares of Cascade Mountain Mining Corp. in exchange for 966,667 shares of the Registrant's common stock. Upon 100% shareholder approval of Cascade, there were 2,966,667 shares of the Registrant's common stock outstanding. On June 16, 2003, Raymond Kitzul acquired assets from the Registrant in consideration for the cancellation of 500,000 shares of the Registrant's common stock. On June 16, 2003, Wayne Barrington Daley entered into a stock purchase agreement with Ed Kitzul and Karrol Kitzul whereby Mr. Daley acquired 500,000 shares of the Registrant's common stock for $20,000. Mr. Daley subsequently cancelled 300,000 shares of the Registrant's common stock.

     DESCRIPTION  OF  THE  BUSINESS
     Cascade Mountain Mining Corp. is a mining and exploration company that owns 31 staked claims, all in Washington State, USA, which are deposits and claims with proven gold and copper reserves. The company was formed in December 2002.

     Cascade Mountain Mining Corp. was recently incorporated in the State of Nevada to exploit mining opportunities on Federal Lands that have developed over the last several years. These opportunities started being developed in 1994 when the Clinton Administration made changes to the 1872 law regarding mining claims on federal lands. In essence, the annual maintenance cost on a claim (which consists of 20 acres) is now $100/year and can only be offset by development costs directly affecting that claim. Prior law allowed development costs on one claim to be allocated over hundreds of adjacent claims.

     The net result has been a gradual releasing of claims due to the expense of maintaining them. Even large mining companies are abandoning thousands of claims each year. It is now estimated that 70% of the claimable mineral rights on federal lands are available. This is compounded by the fact that most metals (other than gold) are selling at or near their five-year low and are expected to rebound sharply as the economy swings out of recession.

     Cascade Mountain intends to concentrate solely on claims that become available that have previously been "worked." This means the claims have known ore reserves where data is available on test borings and analysis which shows that a mining operation is marginally profitable or close to breakeven given the mining techniques and the commodity price of the metals extracted at the time. Cascade Mountain will re-evaluate such analyses, typically by adding more testing and by "upgrading" the ore-to-waste ratio by employing the newest mining technology, employing state-of- the-art 3-dimensional computer modeling and targeting the enriched areas of a group of claims.

     DESCRIPTION OF PRINCIPAL PROJECTS

     The company is a mining and exploration company which owns 31 claims and will mine and explore its claims for gold and copper reserves.

     Mazama-The first project that falls under the business model is Mazama. Previous evaluation of the Mazama copper-gold-molybdenum deposit in NW Washington state, encompassing over 600 acres, stated that perhaps this reserve "offers the best exploration potential among all known porphyry deposits in North America. Currently, there is a 150 million ton Cu-Mo ore reserve delineated on the property with an in-situ value of over $900 million."

     Cascade Mountain owns 31 mining claims which encompasses the Mazama project. The company is now in the process of confirming previous exploration work that was started in 1963 by Bear Creek Mining (the exploration division of Kennecott), Brenda Mines (Moranda), Exxon Minerals, and others. The company was formed in 2002 to develop these reserves. The company believes these reserves can be expanded and upgraded. The company intends to use 3-dimensional modeling of the area using historic information with the assistance of new key priority core sampling to substantiate it's projection of increased overall economic value (previously ignored) including molybdenum, gold and silver.

     During the 1990s, a limited amount of gold exploration work was undertaken; there are unconfirmed reports that a small amount of drilling partially-delineated a gold deposit containing approximately 100,000 ounces of gold. Independent third-party reports estimate that the ultimate potential of the Mazama property to be on the order of 500 million tons grading 0.4% Cu and
0.01 oz Au/ST representing 4 billion pounds of copper and 5 million ounces of gold.

COMPETITIVE BUSINESS CONDITIONS

     This is a very competitive market, with many mining and exploration companies in the region.


PATENTS,  TRADEMARKS  &  LICENSES

     There is no need for a license and the company does not have any patents or trademarks.


NEED  FOR  GOVERNMENT  APPROVAL

     The company has 31 government-approved staked claims in Washington State. No further government approval is necessary at this time.


RESEARCH  &  DEVELOPMENT  OVER  PAST  TWO  YEARS

     We have spent a significant amount of money performing research and development by performing preliminary drilling and exploration work.

EMPLOYEES

     The Company has 3 full-time employees and 5 consultants through an exploration/drilling company.

DESCRIPTION  OF  PROPERTY

 The Company has a one year renewable lease at approximately $1,000 per month which ends December 2003.

LEGAL  PROCEEDINGS

There  are  no  legal  proceedings.

ITEM  5.   OTHER  EVENTS.

     As a result of the acquisition of Web Views Corporation and the change in focus of the Registrant's business, the Registrant is changing its name from Web Views Corporation to Cascade Mountain Mining Company, Inc. In addition, the former directors and officers of Web Views Corporation resigned and the directors and officers of Cascade Mountain Mining Corp. have become the directors and officers of the Registrant. The new directors and officers are as follows: Wayne Barrington Daley-President and Director; and Michael Skopos-Chief Geologist and Director.


ITEM  7.   FINANCIAL  STATEMENTS  AND  EXHIBITS.

Financial  Statements  of  Cascade  Mountain  Mining  Corp.

(a)  Financial  Statements  of  Businesses  Acquired  To  Be  Provided

(b)  Pro  Forma  Financial  Information     To  Be  Provided

(c)  Exhibits:

     2.1  Exchange  Agreement


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Web  Views  Corporation


June  20,  2003
/s/  Wayne  Barrington  Daley
-----------------------------
Wayne  Barrington  Daley
President